EXHIBIT 4



                     CONSTRUCTION LOAN AGREEMENT AMENDMENT

          Construction Loan Agreement Amendment dated February 10, 1995, among Bennett Management and Development Corp., a New York corporation ("Lender"), Mountaineer Park, Inc., a West Virginia corporation ("Borrower"), and Winners Entertainment, Inc., a Delaware corporation and parent of Borrower ("Winners").

          WHEREAS, Borrower and Lender desire to amend a Construction Loan Agreement executed by the parties on June 27, 1994 as amended on September 27, 1994 and December 7, 1994 ("Agreement"); and

          WHEREAS, Borrower and Lender desire to amend Article III, Section
3.10 - Purpose of the Loans; and

          WHEREAS, all other terms and conditions as set forth in the Agreement and the Amendment and the Note shall remain as originally executed.

          NOW, THEREFORE, in consideration of the premises and agreements herein contained, the parties, hereto, hereby agree as follows:

          1. Article III, Section 3.10, Purpose of Loans is amended in its entirety as follows: 3.10 Purpose of Loans. The proceeds of the loan will be used by Borrower only to (i) finance operations, (ii) refurbish Mountaineer Race Track and Resort in accordance with plans which have been approved by AGEL, as such plans maybe revised from time to time in accordance with the approval of AGEL, (iii) pay up to Two Hundred Thousand Dollars ($200,000) of investment banking fees, (iv) loan up to Seven Hundred Thousand Dollars ($700,000) to Winners to fund certain operating deficiencies as approved by AGEL in its sole discretion which loan must be repaid to Borrower no later than April 15, 1995, and (v) loan up to Eight Hundred Thousand Dollars ($800,000) to Winners to fund certain operating deficiencies as approved by AGEL in its sole discretion, which loan must be repaid to Borrower no later then June 15, 1995.

          This amendment is not intended to nor shall not alter or amend any other Sections of the Agreement. Any terms not herein defined shall have the term set forth in the Agreement.
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          IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by the proper and duly authorized officers as of the day and year first written above.

BENNETT MANAGEMENT & DEVELOPMENT CORP.


By:     /s/ Patrick R. Bennett
     --------------------------------
     Name:
     Title:


MOUNTAINEER PARK, INC.


By:     /s/ Michael R. Dunn
     --------------------------------
     Name:   Michael R. Dunn
     Title:  Chairman of the Board


WINNERS ENTERTAINMENT, INC.


By:     /s/ Michael R. Dunn
     --------------------------------
     Name:   Michael R. Dunn
     Title:  Chairman of the Board


















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